Exhibit 10.23

THIRD AMENDMENT TO THE

CORE SCIENTIFIC, INC. (f/k/a MINECO HOLDINGS, INC.) 2018 OMNIBUS

INCENTIVE PLAN

Dated as of June 30, 2020

WHEREAS, the Board of Directors (the “Board”) of Core Scientific, Inc, (the “Company”), previously adopted the Core Scientific, Inc. (f/k/a MineCo Holdings, Inc.) 2018 Omnibus Incentive Plan (the “Plan”) effective as of May 18, 2018, as amended on August 20, 2018 (the “First Amendment”), and as amended on September 29, 2018 increasing the authorized number of shares of Common Stock approved for issuance pursuant to grants under the Plan from 27,500,000 to 40,500,000 (the “Second Amendment”);

WHEREAS, the Board (as defined in the Plan) has determined that it is in the best interests of the Company to amend the Plan with this Third Amendment (the “Third Amendment”) to the Core Scientific, Inc (f/k/a Mineco Holdings, Inc.) 2018 Omnibus Incentive Plan;

WHEREAS, pursuant to Article XII of the Plan, the Board has the authority to amend the Plan; and

WHEREAS, the Board authorized, approved and adopted, this Third Amendment to the Plan, effective June 29, 2020.

NOW THEREFORE, BE IT RESOLVED, effective as of June 29, 2020, the Plan is amended as follows:

1.	Section 4.1(a) of the Plan shall be amended by replacing “40,500,000” with “52,500,000.”

2.	The remainder of the Plan shall remain in full force and effect as modified by this Third Amendment to the Plan

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